SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2003

AVOCENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30575	91-2032368
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4991 CORPORATE DRIVE HUNTSVILLE, ALABAMA 35805
(Address of Principal Executive Offices / Zip Code)

(256) 430-4000
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosures.

On April 16, 2003, Avocent Corporation publicly disseminated a press release announcing the Board of Directors of Avocent Corporation had elected John R. Cooper as Chairman of the Board and elected Edwin L. Harper as lead independent director.  The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.2 hereto.

Item 9.    Regulation FD Disclosure.

On April 16, 2003, Avocent Corporation publicly disseminated a press release announcing the financial results for its first quarter ended March 28, 2003.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.3 hereto.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION

Dated: April 16, 2003	By:	/s/ Douglas E. Pritchett
Douglas E. Pritchett
Senior Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Document

Press Release dated April 16, 2003	Exhibit 99.2

Press Release dated April 16, 2003	Exhibit 99.3